EXHIBIT 23 - CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference (1) in Post-Effective Amendment No. 1 to the Registration Statement (Form S-3 No. 333-93603),
(2) in the Registration Statements (Form S-8 No. 33-34906, Form S-8 No. 33-43102 and Form S-8 No. 33-84094) pertaining to the Provident Financial Group, Inc. 1988 Stock Option Plan, (3) in Post-Effective Amendment No. 1 to the Registration Statement (Form S-8 No. 33-34904) pertaining to the 1990 Provident Financial Group, Inc. Employee Stock Purchase Plan, (4) in the Registration Statement (Form S-8 No. 33-90792) pertaining to the Provident Financial Group, Inc. Retirement Plan, (5) in the Registration Statements (Form S-8 No. 33-51230 and No. 33-62707) pertaining to the 1992 Outside Directors' Stock Option Plan and the 1992 Advisory Directors' Stock Option Plan, (6) in the Registration Statement (Form S-8 No. 333-16983) pertaining to the 1996 Non-Executive Officer Stock Option Plan, (7) in the Registration Statement (Form S-8 No. 333-28393) pertaining to the 1997 Stock Option Plan, (8) in the Registration Statement (Form S-8 No. 333-96503) pertaining to the Glenway Financial Corporation 1990 Stock Option and Incentive Plan, Fidelity Federal Savings Bank 1992 Stock Incentive Plan, Fidelity Financial of Ohio, Inc. 1997 Stock Option Plan, OHSL Financial Corp. 1992 Stock Option and Incentive Plan, and Provident Financial Group, Inc. 2000 Employee Stock Option Plan, and (9) in the Registration Statement (Form S-8 No. 33-61576) pertaining to the Provident Financial Group, Inc. Deferred Compensation Plan of our report dated October 30, 2000, with respect to the supplemental consolidated financial statements of Provident Financial Group, Inc. included in the Current Report (Form 8-K) for the year ended December 31, 1999.






                                             /s/ ERNST & YOUNG LLP





Cincinnati, Ohio
October 30, 2000